EXHIBIT 10.7

[FORM OF ASSET REPRESENTATIONS REVIEW AGREEMENT]

ASSET REPRESENTATIONS REVIEW AGREEMENT

GOLDEN CREDIT CARD LIMITED PARTNERSHIP,

as Depositor,

ROYAL BANK OF CANADA,
as Servicer and in its individual capacity,

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

Dated as of ● ●, 202●

GOLDEN CREDIT CARD TRUST

i

ii

This ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of ● ●, 202● (this “Agreement”), by and among GOLDEN CREDIT CARD LIMITED PARTNERSHIP, an Ontario limited partnership, as depositor (the “Depositor”), ROYAL BANK OF CANADA, a Canadian chartered bank, in its individual capacity (“RBC”) and as servicer (the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company, as asset representations reviewer (the “Asset Representations Reviewer”).

RECITALS

WHEREAS, in the normal course of its business RBC originates and acquires credit card accounts and receivables in such credit card accounts.

WHEREAS, RBC transfers, assigns, conveys and delivers to and deposits with the Custodian (as defined below) all of RBC’s right, title and interest in, to and under the Receivables (the “Receivables”) arising in a subset of the credit card accounts (such subset, the “Accounts”) pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 30, 2009 (as the same may be amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”), between RBC and BNY Trust Company of Canada, as agent, nominee and bare trustee (in such capacity, the “Custodian”).

WHEREAS, from time to time, RBC securitizes the Receivables by creating a Series Ownership Interest in the Receivables held by the Custodian and selling it to the Depositor pursuant to a Series Purchase Agreement to the Pooling and Servicing Agreement, between RBC, the Custodian and the Depositor. The Depositor transfers and assigns the Series Ownership Interest to Computershare Trust Company of Canada, as trustee (in such capacity, the “Issuer Trustee”) of Golden Credit Card Trust (the “Trust”), a trust established under the laws of the Province of Ontario, pursuant to a Co-Ownership Assignment Agreement, between RBC, the Custodian, the Depositor and the Trust. The Trust then issues credit card receivables backed notes (the “Notes”) that are secured by the Series Ownership Interest pursuant to a Supplement (each, a “Supplemental Indenture”) to the Trust Indenture, dated as of July 9, 1999 (as the same has been and may in the future be amended, supplemented or otherwise modified from time to time (most recently by the Second Supplemental Trust Indenture, dated as of January 26, 2017), the “Trust Indenture”), between the Trust, by the Issuer Trustee, and CIBC Mellon Trust Company, as indenture trustee (in such capacity, the “Indenture Trustee”).

WHEREAS, the Depositor and RBC have determined to engage the Asset Representations Reviewer to perform reviews of certain Receivables and, to the extent necessary to such reviews, the related Accounts for compliance with certain representations and warranties made by RBC about the Receivables.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I

Definitions

Section 1.1           Definitions. Capitalized terms used but not defined in this Agreement have the meanings ascribed to those terms in the Pooling and Servicing Agreement and the Trust Indenture, as applicable.

Section 1.2            Additional Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“ABS Issuance Date” means any date, following the date of this Agreement, on which any Note is issued by the Trust.

“Accounts” has the meaning stated in the Recitals of this Agreement.

“Agreement” has the meaning stated in the Preamble of this Agreement.

“ARR Indemnified Person” has the meaning stated in Section 5.3.

“Asset Representations Reviewer” has the meaning stated in the Preamble of this Agreement.

“Client Records” has the meaning stated in Section 3.15.

“Confidential Information” has the meaning stated in Section 7.1(a).

“Depositor” has the meaning stated in the Preamble of this Agreement.

“Disclosing Party” has the meaning stated in Section 7.1(a).

“Dispute Resolution Proceeding” means, for any series of Notes, any proceeding under Section 8.03 of the related Series Purchase Agreement.

“Disqualification Event” has the meaning stated in Section 6.1(a).

“Eligible Asset Representations Reviewer” means a Person who (i) is not affiliated with RBC, the Depositor, the Servicer, the Issuer Trustee, the Indenture Trustee or any of their respective affiliates and (ii) was not engaged, nor affiliated with a Person that was engaged, by RBC, the Depositor or any underwriter of the Notes to perform due diligence work on the Receivables or the Accounts in connection with the closing for an issuance of such Notes.

“Eligible Representations” means those representations identified within the “Tests” included in Exhibit A.

“Engagement Date” means ● ●, 202●.

“Final Review Report” has the meaning stated in Section 3.10.

“Issuer Trustee” has the meaning stated in the Recitals of this Agreement.

“Indenture Trustee” has the meaning stated in the Recitals of this Agreement.

“Insolvency Event” means the Asset Representations Reviewer shall consent to the appointment of a conservator, receiver, trustee or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Asset Representations Reviewer or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Asset Representations Reviewer; or the Asset Representations Reviewer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

“Notes” has the meaning stated in the Recitals of this Agreement.

“Personally Identifiable Information” or “PII” has the meaning stated in Section 7.2(a).

“Pooling and Servicing Agreement” has the meaning stated in the Recitals of this Agreement.

“Preliminary Review Report” has the meaning stated in Section 3.10.

“RBC” has the meaning stated in the Preamble of this Agreement.

“RBC Indemnified Person” has the meaning stated in Section 5.4.

“Receivables” has the meaning stated in the Recitals of this Agreement.

“Receiving Party” has the meaning stated in Section 7.1(a).

“Representatives” has the meaning stated in Section 7.1(a).

“Representing Party” has, for any series of Notes, the meaning stated in the related Supplemental Indenture.

“Requesting Party” has, for any series of Notes, the meaning stated in the related Supplemental Indenture.

“Review” means the performance by the Asset Representations Reviewer of the procedures listed under “Tests” in Exhibit A for the Review Receivables and Review Accounts, as further described in Article III.

“Review Accounts” means those Accounts identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice pursuant to Section 3.2.

“Review Fee” has the meaning stated in Section 4.1(b).

“Review Materials” means, for a Review, the documents, data, and other information listed in Exhibit A.

“Review Notice” has the meaning stated in Section 3.2.

“Review Receivables” means those Receivables identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice pursuant to Section 3.2.

“Review Report” means each of the Preliminary Review Report and the Final Review Report.

“Servicer” has the meaning stated in the Preamble of this Agreement.

“Supplemental Review Materials” has the meaning stated in Section 3.10.

“Tests” mean the procedures listed in Exhibit A as applied to the process described in Section 3.5.

“Test Complete” has the meaning stated in Section 3.7.

“Test Fail” has the meaning stated in Section 3.5.

“Test Incomplete” has the meaning stated in Section 3.4.

“Test Pass” has the meaning stated in Section 3.5.

“Trust” has the meaning stated in the Recitals of this Agreement.

“Trust Indenture” has the meaning stated in the Recitals of this Agreement.

Article II
Engagement; Acceptance

Section 2.1            Engagement; Acceptance. The Depositor and RBC engage Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer. The Asset Representations Reviewer accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.2            Independence of the Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Depositor, RBC or the Servicer for the manner in which it accomplishes the performance of its obligations under this Agreement. The Asset Representations Reviewer will have no authority to act for or represent the Depositor or the Servicer and is not being appointed as, and will not be considered, an agent of the Depositor, RBC or the Servicer. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Depositor, RBC or the Servicer, members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Article III
Duties of the Asset Representations Reviewer

Section 3.1            Review Scope. The Review is designed to determine whether the Review Receivables and Review Accounts were not in compliance with the Eligible Representations.

The Review is not designed to determine any of the following:

(a)                 Reason for delinquency;

(b)                Creditworthiness of the Obligor, either at the time of the Review or as of the Review Receivable or Review Account creation date;

(c)                 Overall quality of any Review Receivable or Review Account;

(d)                Whether the Servicer has serviced any Review Receivable or Review Account in compliance with the Pooling and Servicing Agreement;

(e)                Whether noncompliance with the representations or warranties constitutes a breach of the provisions of the Pooling and Servicing Agreement;

(f)                 Whether the Review Receivables or Review Accounts were in compliance with the representations and warranties set forth in the Pooling and Servicing Agreement, except as expressly described in this Agreement; or

(g)                 To establish cause, materiality or recourse for any Test Fail.

Section 3.2            Review Notices. Upon receipt of a notice (a “Review Notice”) from the Servicer pursuant to the terms of the Pooling and Servicing Agreement and upon obtaining access to any Review Materials as provided in Section 3.3, the Asset Representations Reviewer will start its Review. Once the Review Notice is issued, the Servicer will deliver a current list that identifies each Review Account and the balance of the Review Receivables to the Asset Representations Reviewer within twenty (20) days.

The Asset Representations Reviewer is not obligated to verify (i) whether the Servicer properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of Review Accounts or the balance of the Review Receivables made available by the Servicer.

Section 3.3           Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Review Receivables and Review Accounts within sixty (60) days after issuance of the Review Notice in one or more of the following ways: (i) by providing access to the Servicer’s receivables systems, either remotely or at an office of the Servicer located within the U.S., (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the Servicer located within the U.S. where the documents relating to the Receivables and the related Accounts are located or (iv) in another manner agreed to by each of the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials for the Review.

If the Servicer provides access to the Review Materials at one of its offices, such access will be afforded without charge but only (i) upon reasonable notice, (ii) during normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and (iv) at offices located within the U.S. designated by the Servicer.

Section 3.4            Missing or Incomplete Materials. Upon obtaining access to the Review Materials, the Asset Representations Reviewer will review the Review Materials to determine if any documents, data, or other information are missing or incomplete and, as a result, are insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer determines that there are any such missing or incomplete documents, data, or other information, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no more than twenty (20) days after obtaining access to the Review Materials, specifying what information is missing or incomplete. The Servicer will have thirty (30) days to provide the Asset Representations Reviewer access to the missing or incomplete documents, data or other information. If access to the missing or incomplete documents, data, or other information has not been provided by the Servicer within thirty (30) days from the date that the Asset Representations Reviewer gave notice of such documents, data, or other information’s absence or incompleteness, the Asset Representations Reviewer will identify the associated Tests as “Test Incomplete.”

Section 3.5           The Asset Representations Review. When required under the terms of this Agreement, the Asset Representations Reviewer will perform a Review. In the course of a Review, the Asset Representations Reviewer will use the Review Materials provided or made available by the Servicer pursuant to Sections 3.3 and 3.4, as well as any Supplemental Review Materials provided or made available pursuant to Section 3.10. For each Test, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

Section 3.6            Review Period.

(a)                 The Asset Representations Reviewer will complete the Review within ninety (90) days of receiving access to substantially all of the Review Materials as provided in Section 3.3, or such longer period of time (not to exceed an additional thirty (30) days) as the parties to this Agreement may agree. If additional Review Materials are made available to the Asset Representations Reviewer as described in Section 3.4, the Review period will be extended for an additional thirty (30) days beyond the period determined in accordance with the preceding sentence.

(b)                 If Supplemental Review Materials are made available to the Asset Representations Reviewer as described in Section 3.10, the Review period will be re-opened and the Asset Representations Reviewer will complete the Review on the basis of such Supplemental Review Materials within thirty (30) days of receiving access to those Supplemental Review Materials, or such longer period of time (not to exceed an additional fifteen (15) days) as the parties to this Agreement may agree.

Section 3.7           Completion of Review for Certain Review Receivables. Following the delivery of the list of Review Accounts and the balance of the Review Receivables, and before the delivery of any Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if the Review Receivables with respect to any Review Account have been paid in full by the related Obligor or repurchased by the Depositor or purchased by the Servicer according to the terms of the Pooling and Servicing Agreement. Upon receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of such Review Receivables and related Review Accounts and the Review of such Review Receivables and related Review Accounts will be considered complete (a “Test Complete”). In this case, each Review Report will indicate a Test Complete for such Review Receivables and related Review Accounts and the related reason.

Section 3.8            Duplicative Test. If any Review Receivable or Review Account was included in a prior Review, the Asset Representations Reviewer will not perform any Tests on it, but will include the results of the previous Tests in each Review Report for the current Review. If the same Test is required for more than one Eligible Representation, the Asset Representations Reviewer will perform the Test only once for each Review Receivable or Review Account but will report the results of the Test for each applicable representation or warranty on each Review Report.

Section 3.9            Termination of Review. If a Review is in process and the Notes will be paid in full on the next Distribution Day, the Servicer will notify the Asset Representations Reviewer no less than ten (10) days before that Distribution Day. On receipt of such notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver any Review Report.

Section 3.10         Review Report. Within ten (10) days following the end of the Review period described in Section 3.6(a), the Asset Representations Reviewer will provide the Servicer with a preliminary Review Report (a “Preliminary Review Report”) setting out each preliminary Test result (i.e., Test Pass, Test Fail or Test Complete) for the Review Receivables and Review Accounts. The Servicer will provide the Preliminary Review Report to the Depositor and RBC within two (2) Business Days of the Servicer’s receipt of the report. If, within thirty (30) days of the date that the Depositor and RBC receive the Preliminary Review Report, the Servicer receives additional documents, data, or other information (collectively, “Supplemental Review Materials”) to potentially refute any finding in the Preliminary Review Report, the Servicer will within two (2) Business Days of its receipt, make such Supplemental Review Materials available to the Asset Representations Reviewer in one or more of the ways set forth in Section 3.3. The Asset Representations Reviewer will then consider such Supplemental Review Materials and, within ten (10) days following the end of the Review period described in Section 3.6(b), either confirm or revise its Preliminary Review Report and provide the Servicer and the Issuer Trustee with a final Review Report (a “Final Review Report”) setting out each final Test result (i.e., Test Pass, Test Fail or Test Complete) for the Review Receivables and Review Accounts.

If, within forty (40) days after the date that the Asset Representations Reviewer provided its Preliminary Review Report to the Servicer, the Servicer has not made available to the Asset Representations Reviewer Supplemental Review Materials to potentially refute a finding in the Preliminary Review Report, within ten (10) days following such fortieth (40th) day, the Asset Representations Reviewer will provide the Servicer and the Issuer Trustee with a Final Review Report (which will be based on the findings set forth in the Preliminary Review Report). The Servicer will provide the Final Review Report to the Depositor and RBC within two (2) Business Days of receipt of the report.

Each Review Report will include a summary containing the information required to be included in the Trust’s Form 10D report for the Monthly Period in which the Final Review Report is provided to the Servicer and the Issuer Trustee. No Review Report shall contain any PII in any form relating to Obligors, as determined by the Asset Representations Reviewer with the concurrence of the Servicer. Upon reasonable request of the Servicer, the Asset Representations Reviewer will provide additional detail on the preliminary or final Test results.

Section 3.11          Review and Procedure Limitations.

(a)                 The Asset Representations Reviewer will have no obligation (i) to determine which Accounts and/or Receivables are subject to a Review, (ii) to obtain or confirm the validity of the Review Materials, (iii) except to the extent of its express obligations under Section 3.4, to obtain missing or incomplete documents, data, or other information or (iv) to take any action or cause any other party to take any action under the Pooling and Servicing Agreement to enforce any remedies for breaches of representations or warranties about the Eligible Representations.

(b)                 The Asset Representations Reviewer will be required to perform only the Tests provided in Exhibit A in consideration of the Review Materials and any Supplemental Review Materials and will have no obligation to perform additional testing procedures on the Review Receivables or Review Accounts, or, subject to Sections 3.4 and 3.10, to consider any additional information provided by any party. The Asset Representations Reviewer will have no obligation to provide reporting or information in addition to that expressly set forth in this Agreement. However, the Asset Representations Reviewer may review and report on additional information that it determines in good faith to be material to its performance under this Agreement.

Section 3.12          Review Systems. The Asset Representations Reviewer will maintain and utilize an electronic case management system to manage the Tests and provide systematic control over each step in the Review process and ensure consistency and repeatability among the Tests.

Section 3.13          Representatives.

(a)                 Servicer Representative. The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of a Review.

(b)                 Asset Representations Review Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer during the Asset Representations Reviewer’s completion of a Review. The Asset Representations Reviewer will have no obligation to respond to requests or inquires made by any Person not party to this Agreement.

Section 3.14          Dispute Resolution. If a Receivable that was reviewed by the Asset Representations Reviewer is the subject of a Dispute Resolution Proceeding, the Asset Representations Reviewer will participate in the Dispute Resolution Proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any Dispute Resolution Proceeding will be paid: (i) if the Requesting Party selects mediation as the resolution method, as mutually agreed upon by the Representing Party and the Requesting Party as part of the mediation, and (ii) if the Requesting Party selects arbitration as the resolution method, in accordance with the final determination of the arbitrator.

Section 3.15          Records Retention. The Asset Representations Reviewer will maintain copies of Review Materials, Supplemental Review Materials, Review Reports and internal work papers and correspondence (collectively the “Client Records”) for a period of two (2) years after the earlier of the completion of each Review or the termination of this Agreement. At the expiration of the retention period, the Asset Representations Reviewer shall, at the Servicer’s option, either (i) promptly return all Client Records to the Servicer or (ii) securely destroy all Client Records in accordance with the Asset Representations Reviewer’s procedures. Upon the return or destruction of the Client Records, the Asset Representations Reviewer shall have no obligation to retain such Client Records or to respond to inquiries concerning the related Review.

Article IV
Payments to Asset Representations Reviewer

Section 4.1            Asset Representations Reviewer Fees.

(a)                 Annual Fee. As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive from the Servicer an annual fee (the “Annual Fee”) equal to the amount separately agreed to by the Servicer and the Asset Representations Reviewer with respect to each annual period prior to the termination of this Agreement. The Annual Fee will be initially payable on the date of this Agreement and then payable annually on each anniversary of the date of this Agreement upon receipt of a detailed invoice.

(b)                 Review Fee. Following the completion of a Review and delivery of the Final Review Report and a detailed invoice, the Asset Representations Reviewer shall be entitled to a fee equal to the amount separately agreed to by the Servicer and the Asset Representations Reviewer (the “Review Fee”).

Section 4.2           Reimbursable Expenses. If the Servicer provides access to the Review Materials at one of its offices, the Servicer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review after receipt of a detailed invoice for such expenses. If the Asset Representations Reviewer participates in a Dispute Resolution Proceeding under Section 3.14 and its reasonable expenses for participating in the proceeding are not paid by a party to the Dispute Resolution Proceeding within ninety (90) days after the end of the proceeding, the Servicer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice. If the Servicer makes any payment under this Section 4.2 and the Asset Representations Reviewer later collects any of the amounts for which the payments were made to it from others, the Asset Representations Reviewer will promptly repay the amounts to the Servicer.

Article V
Other Matters Pertaining to the Asset Representations Reviewer

Section 5.1           Representations and Warranties of the Asset Representations Reviewer. The Asset Representations Reviewer hereby makes the following representations and warranties as of each ABS Issuance Date:

(a)                 Organization and Good Standing. The Asset Representations Reviewer is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to perform its obligations under this Agreement.

(b)                 Due Qualification. The Asset Representations Reviewer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c)                 Due Authorization. The execution, delivery and performance by the Asset Representations Reviewer of this Agreement have been duly authorized by the Asset Representations Reviewer by all necessary limited liability company action on the part of the Asset Representations Reviewer and this Agreement will remain, from the time of its execution, an official record of the Asset Representations Reviewer.

(d)                Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Asset Representations Reviewer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.

(e)                 No Violation. The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance by the Asset Representations Reviewer of the obligations contemplated by this Agreement and the fulfillment by the Asset Representations Reviewer of the terms hereof applicable to the Asset Representations Reviewer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to the Asset Representations Reviewer or any indenture, contract, agreement, or other instrument to which the Asset Representations Reviewer is a party or by which it is bound.

(f)                 No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Asset Representations Reviewer, threatened against the Asset Representations Reviewer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Asset Representations Reviewer, would materially and adversely affect the performance by the Asset Representations Reviewer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g)                Eligibility. The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

Section 5.2           Limitation of Liability. The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment; provided, however, that the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect, or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 5.3            Indemnification of Asset Representations Reviewer.

(a)                 The Servicer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “ARR Indemnified Person”), for all reasonable and documented costs, expenses, losses, damages and liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under this Agreement (including the reasonable and documented costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties or covenants in this Agreement.

(b)                 In case any such action, investigation or proceeding will be brought involving an ARR Indemnified Person, the Servicer will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Asset Representations Reviewer will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable and documented fees and expenses of such counsel will be paid by the Servicer.

(c)                 The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Servicer.

(d)                 If the Servicer makes any payment under this Section 5.3 and the ARR Indemnified Person later collects any of the amounts for which the payments were made to it from others, the ARR Indemnified Person will promptly repay the amounts to the Servicer.

Section 5.4            Indemnification by Asset Representations Reviewer.

(a)                 To the fullest extent permitted by law, the Asset Representations Reviewer shall indemnify and hold harmless the Depositor, RBC, the Servicer and the Trust, and each of their officers, directors, successors, assigns, legal representatives, agents, and servants (each, an “RBC Indemnified Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an RBC Indemnified Person (whether or not also indemnified against by any other person) which arose out of the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in the performance of its obligations and duties under this Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an RBC Indemnified Person from and against expenses arising or resulting from the RBC Indemnified Person’s own willful misconduct, bad faith or negligence.

(b)                 In case any such action, investigation or proceeding will be brought involving an RBC Indemnified Person, the Asset Representations Reviewer will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Depositor, RBC and the Servicer each will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable fees and expenses of such counsel will be paid by the Asset Representations Reviewer.

(c)                 The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Asset Representations Reviewer.

Section 5.5            Covenants. The Asset Representations Reviewer covenants and agrees that:

(a)                 Eligibility. It will notify the Depositor, RBC and the Servicer promptly if at any time during the term of this Agreement, it ceases to be an Eligible Asset Representations Reviewer.

(b)                 Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Review Account and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Reviews as required by this Agreement.

(c)                 Compliance with Obligations. It will comply with each of its obligations under this Agreement.

(d)                 Outstanding Notes. In determining whether the requisite percentage of Noteholders have given any direction, notice, or consent under the terms of the Pooling and Servicing Agreement, the Trust Indenture, or this Agreement, any Notes owned by it or any of its affiliates will be disregarded and deemed not to be outstanding.

Section 5.6            Inspections of Asset Representations Reviewer. The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Servicer, RBC and the Depositor, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Servicer’s, RBC’s and the Depositor’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Servicer, RBC and the Depositor will, and will cause its authorized representatives to, hold in confidence the information, except if disclosure may be required by law or if the Servicer, RBC or the Depositor reasonably determines that it is required to make the disclosure under this Agreement or any other transaction document relating to any Note. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of three (3) years after the termination of its obligations under this Agreement.

Article VI
Removal, Resignation

Section 6.1            Removal of Asset Representations Reviewer.

(a)                 If any one of the following events (each a “Disqualification Event”) shall occur and be continuing:

(i)                 the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer;

(ii)                any failure by the Asset Representations Reviewer duly to observe or perform in any material respect any other covenant or agreement of the Asset Representations Reviewer set forth in this Agreement; or

(iii)               an Insolvency Event occurs;

then, the Servicer may or, in the case of Section 6.1(a)(i), shall remove the Asset Representations Reviewer by delivery of a written instrument to that effect.

(b)                 The Servicer may also remove the Asset Representations Reviewer by delivery of a written instrument to that effect on or after the fifth anniversary of the Engagement Date, upon sixty (60) days’ written notice (or such shorter notice period as the parties to this Agreement may agree) from the Servicer to the Asset Representations Reviewer, RBC, the Depositor and the Issuer Trustee.

(c)                 Any removal of the Asset Representations Reviewer shall not take effect until a successor Asset Representations Reviewer is appointed in accordance with Section 6.2. Any expenses incurred by the Servicer in connection with replacing the Asset Representations Reviewer following any Disqualification Event shall be reimbursed by the removed Asset Representations Reviewer promptly upon delivery by the Servicer of a detailed invoice.

Section 6.2          Appointment of Successor. Upon the removal of the Asset Representations Reviewer pursuant to Section 6.1 or a permitted resignation of the Asset Representations Reviewer pursuant to Section 6.4, the Servicer shall use commercially reasonable efforts to appoint a successor Asset Representations Reviewer, who shall be an Eligible Asset Representations Reviewer, by written instrument signed by the Servicer, RBC, the Depositor, the resigning Asset Representations Reviewer, and such successor Asset Representations Reviewer. If a successor Asset Representations Reviewer has not been appointed within sixty (60) days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Asset Representations Reviewer or the Servicer may apply to any court of competent jurisdiction to appoint a successor Asset Representations Reviewer to act until such time, if any, as a successor Asset Representations Reviewer has been appointed as above provided. Any successor Asset Representations Reviewer so appointed by such court will immediately and without further act be superseded by any successor Asset Representations Reviewer appointed as above provided.

Section 6.3            Merger or Consolidation of, or Assumption of the Obligations of, the Asset Representations Reviewer. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person is an Eligible Asset Representations Reviewer, will be the successor to the Asset Representations Reviewer under this Agreement.

If the Asset Representations Reviewer is not the surviving entity, such successor shall expressly assume, by an agreement supplemental hereto, executed by, and delivered to, the Servicer, RBC, and the Depositor, in a form satisfactory to the Servicer, RBC and the Depositor, the performance of every covenant and obligation of the Asset Representations Reviewer, as applicable hereunder (to the extent that any right, covenant or obligation of the Asset Representations Reviewer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and the Asset Representations Reviewer shall have delivered to the Servicer, RBC and the Depositor an officer’s certificate of the Asset Representations Reviewer to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 6.03, that the successor Asset Representations Reviewer is an Eligible Asset Representations Reviewer, and that all conditions precedent herein provided for relating to such transaction have been complied with and an opinion of counsel that such supplemental agreement is legal, valid and binding with respect to the Asset Representations Reviewer.

Section 6.4           Asset Representations Reviewer Not to Resign. The Asset Representations Reviewer shall not resign from the obligations and duties hereby imposed on it, except:

(a)                 Upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Asset Representations Reviewer could take to make the performance of its duties hereunder permissible under applicable law;

(b)                 On or after the fifth anniversary of the Engagement Date, upon one (1) year’s written notice (or such shorter notice period as the parties to this Agreement may agree) from the Asset Representations Reviewer to the Servicer, RBC, the Depositor and the Issuer Trustee; or

(c)                 Upon a failure by the Servicer to pay any material amount due under Article IV when such amount becomes due and payable, and continuance of such non-payment for a period of sixty (60) days following the date on which such amount became due and payable.

Any such determination permitting the resignation of the Asset Representations Reviewer shall be evidenced as to clause (a)(i) above by an opinion of counsel and as to clause (a)(ii) by an officer’s certificate of the Asset Representations Reviewer, each to such effect delivered to the Depositor, RBC and the Servicer. No resignation under this Section 6.4 shall become effective until a successor Asset Representations Reviewer shall have assumed the responsibilities and obligations of the Asset Representations Reviewer in accordance with Section 6.2. Any reasonable expenses incurred by the Servicer in connection with replacing the Asset Representations Reviewer following the Asset Representations Reviewer’s resignation under Section 6.4(b) shall be reimbursed by the resigning Asset Representations Reviewer promptly upon delivery by the Servicer of a detailed invoice.

Section 6.5           Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Depositor, RBC and the Servicer. Any such delegation or subcontracting to which the Depositor, RBC and the Servicer have consented shall not relieve the Asset Representations Reviewer of its liability and responsibility with respect to such obligations, and shall not constitute a resignation within the meaning of Section 6.4.

Article VII
Treatment of Confidential Information

Section 7.1            Confidential Information.

(a)                 Confidential Information Defined. For the purposes of this Agreement, “Confidential Information” means non-public and/or proprietary information of a party (the “Disclosing Party”) that is disclosed to the other party (the “Receiving Party”) by the Disclosing Party or any of its Representatives in connection with the performance of this Agreement, including but not limited to (a) business or technical processes, formulae, source codes, object code, product designs, sales, cost and other unpublished financial information, customer information, product and business plans, projections, marketing data or strategies, trade secrets, intellectual property rights, know-how, expertise, methods and procedures for operation, information about employees, customer names, business or technical proposals, and any other information which is or should reasonably be understood to be confidential or proprietary to the Disclosing Party, (b) PII and (c) Review Materials. The foregoing definition of Confidential Information applies to: (i) all such information, whether tangible or intangible and regardless of the medium in which it is stored or presented; and (ii) all copies of such information, as well as all memoranda, notes, summaries, analyses, computer records, and other materials prepared by the Receiving Party or any of its employees, agents, advisors, directors, officers, accountants, auditors and subcontractors, or those of its Affiliates (collectively, “Representatives”) to the extent they contain or reflect the Confidential Information.

(b)                 Use of Confidential Information. Each party acknowledges that during the term of this Agreement it may be exposed to or acquire Confidential Information of the other party or its Affiliates. The Receiving Party shall hold the Confidential Information of the Disclosing Party in strict confidence and will not disclose such information except to its Representatives who have a need to know such information in connection with the performance of this Agreement and who are informed by the Receiving Party of the confidential nature of the Confidential Information and are directed by the Receiving Party to treat the Confidential Information in a manner consistent with the terms of this Agreement. The Receiving Party shall be responsible for the breach of this Agreement by any of its Representatives. The Receiving Party will protect the Disclosing Party’s Confidential Information using the same degree of care that it uses to protect its own confidential, non-public and/or proprietary information, but in no event with less than a commercially reasonable standard of care.

(c)                 Exceptions. Confidential Information shall not include, and this Agreement imposes no obligations with respect to, information that:

(i)                is or becomes part of the public domain other than as a result of disclosure by a Receiving Party or any of its Representatives in violation of this Agreement;

(ii)               was disclosed to a party prior to the date of this Agreement without a pre-existing or concurrent obligation on the part of the party to keep such information confidential;

(iii)              was or hereafter is independently developed by a party outside of this Agreement and without reference to or reliance on any Confidential Information of the other party; or

(iv)              was obtained by the Receiving Party or any of its Representatives from a third party who is not known by the Receiving Party or such Representative, after reasonable inquiry, to be prohibited from disclosing the information to the Receiving Party or such Representative, as applicable, by a contractual, legal or fiduciary obligation to the Disclosing Party.

The foregoing exceptions shall not apply to any PII, which shall remain confidential in all circumstances, except as required or permitted to be disclosed by applicable law, statute, or regulation.

(d)                 Disclosure by Operation of Law. If any party or any of its Representatives is requested or required (orally or in writing, by law, regulation or interrogatory, request for information or documents, court order, subpoena, deposition, administrative proceedings, inspection, audit, civil investigative demand or other legal, governmental or regulatory process) to disclose all or any part of any Confidential Information, such party shall (i) to the extent permitted by law, rule and regulation, promptly notify the other party of the existence, terms and circumstances surrounding such request; (ii) consult with the other party on the advisability of taking legally available steps to resist or narrow such request and cooperate with such party on any steps it considers advisable; and (iii) if disclosure of the Confidential Information is required or deemed advisable, exercise commercially reasonable efforts to obtain an order, stipulation or other reliable assurance that confidential treatment shall be accorded to such portion of the Confidential Information to be disclosed. Each party shall reimburse the other party for reasonable legal fees and expenses incurred in connection with such party’s efforts to comply with this section. Notwithstanding anything to the contrary contained herein, the Servicer and its Affiliates may disclose Confidential Information, without notice to the Asset Representations Reviewer, to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the Servicer’s business or that of its Affiliates in connection with the exercise of such authority or claimed authority.

(e)                 Return of Confidential Information. Upon the written request of the Disclosing Party, the Receiving Party shall return or destroy all Confidential Information to the Disclosing Party provided to it pursuant to this Agreement; provided, however, (i) the Receiving Party shall be permitted to retain copies of the Disclosing Party’s Confidential Information solely for archival, audit, disaster recovery, legal, and/or regulatory purposes or, if longer, for the period of time set forth in Section 3.15, and (ii) neither party will be required to search archived electronic back-up files of its computer systems for the other party’s Confidential Information in order to purge the other party’s Confidential Information from its archived files; provided further, that (x) any Confidential Information so retained will remain subject to the obligations and restrictions contained in this Agreement and be maintained in accordance with the Receiving Party’s document retention policies and procedures, and (y) the Receiving Party will not use the retained Confidential Information for any other purpose.

(f)                 Remedies. Each of the parties hereto agree that an actual or threatened breach of this Section 7.1 by it or its Representatives may cause irreparable damage to the Disclosing Party and that damages may not be an adequate remedy for any such breach. Accordingly, each party shall be entitled to seek injunctive relief to restrain any such breach, threatened or actual, without the necessity of posting bond, in addition to any other remedies available to such party at law or in equity.

Section 7.2            Safeguarding Personally Identifiable Information.

(a)                 Definition. Personally Identifiable Information, or PII, means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual, as further described in § 501(b) of the Gramm-Leach-Bliley Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information (12 C.F.R. Section 208, Appendix D2), that is provided or made available to the Asset Representations Reviewer in accordance with the terms of this Agreement.

(b)                 Use of PII. The Servicer does not grant the Asset Representations Reviewer any rights to PII except as provided in this Agreement. The Asset Representations Reviewer will use PII only to perform its obligations under this Agreement or as specifically directed in writing by the Servicer and will only reproduce PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure PII according to commercially reasonable standards. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to protect the security, confidentiality and integrity of PII, (ii) ensure against anticipated threats or hazards to the security or integrity of PII, (iii) protect against unauthorized access to or use of PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c)                 Additional Limitations. In addition to the use and protection requirements described in Section 7.2(b), the Asset Representations Reviewer’s disclosure of PII is also subject to the following requirements:

(i)                 The Asset Representations Reviewer will not disclose PII to its personnel or allow its personnel access to PII except (A) for the Asset Representations Reviewer personnel who require PII to perform a Review, (B) with the prior consent of the Servicer or (C) as required by applicable law. When permitted, the disclosure of or access to PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to PII of the confidentiality requirements in this Agreement and train its personnel with access to PII on the proper use and protection of PII.

(ii)                The Asset Representations Reviewer will not sell, disclose, provide or exchange PII with or to any third party without the prior consent of the Servicer.

(d)                 Notice of Breach. The Asset Representations Reviewer will notify the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of PII and, where applicable, immediately take action to prevent any further breach. The notification will include details of a contact point where more information can be obtained, a description of the nature of the incident, including where possible categories and approximate numbers of data subjects and records affected, its likely consequences and the measures taken or proposed to address the breach, (including measures to address its possible adverse effects), and where it is not possible to provide the required information in any initial notification, the initial notification shall contain the information then available and further information shall, as it becomes available, be provided without undue delay. In addition, the Asset Representations Reviewer will, upon the Servicer’s reasonable written request, provide the Servicer with all co-operation and assistance reasonably requested to enable the Servicer to notify a breach to the relevant authority and relevant data subject(s) (as applicable), and to address the breach, including measures to mitigate its possible adverse effects.

(e)                 Return or Disposal of PII. Except where return or disposal is prohibited by applicable law, and subject to and in accordance with Sections 3.15 and 7.1(e), promptly on the earlier of the completion of the Review or the request of the Servicer, all PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Servicer, returned to the Servicer, in both cases, without charge to the Servicer. Where the Asset Representations Reviewer retains PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of PII to that required by applicable law.

(f)                  Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Servicer regarding the Asset Representations Reviewer’s compliance with this Section 7.2. The Asset Representations Reviewer and the Servicer agree to modify this Section 7.2 as necessary for either party to comply with applicable law.

(g)                 Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Servicer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 7.2 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Servicer agrees to make reasonable efforts to schedule any audit described in this Section 7.2 with the inspections described in Section 5.6.

(h)                 Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Servicer’s Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 7.2, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party may enforce the PII related terms of this Section 7.2 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

(i)                  Breach. In the event of any actual or apparent theft, unauthorized use or disclosure of any Personally Identifiable Information, the Asset Representations Reviewer will commence all reasonable efforts to investigate and correct the causes and remediate the results thereof, and as soon as practicable following discovery of any such event, provide the Depositor, RBC and the Servicer notice thereof, and such further information and assistance as may be reasonably requested.

Article VIII
Termination

Section 8.1            Termination of Agreement. This Agreement will terminate, except for obligations under Sections 5.3 and 5.4, on the earlier to occur of (i) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture or (ii) the removal of the Asset Representations Reviewer pursuant to Section 6.1 or the permitted resignation of the Asset Representations Reviewer pursuant to Section 6.4 (which removal or resignation, for the avoidance of doubt, shall not take effect until the appointment of a successor Asset Representations Reviewer in accordance with Section 6.2).

Article IX
Miscellaneous Provisions

Section 9.1            Amendment.

(a)                 This Agreement may be amended by the Asset Representations Reviewer, the Depositor, RBC and the Servicer, without the consent of any of the Noteholders, (i) to comply with any change in any applicable federal, state or provincial law, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement, including the content of Exhibit A to this Agreement; provided, however, that if such action is taken after the issuance of any tranche of Notes that is registered with the Securities and Exchange Commission on Form SF-3, such action shall not, in the reasonable belief of the Depositor, as evidenced by an officer’s certificate of the Depositor delivered to RBC, the Servicer and the Issuer Trustee adversely affect in any material respect the interests of any Noteholders whose consent has not been obtained, or (ii) to correct any manifest error in the terms of this Agreement as compared to the terms expressly set forth in an applicable prospectus.

(b)                 This Agreement may also be amended from time to time by the Asset Representations Reviewer, the Depositor, RBC and the Servicer, with the consent of the Noteholders holding more than 50% of the aggregate unpaid principal amount of all outstanding Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders.

(c)                 It shall not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d)                 Each of the Asset Representations Reviewer, the Depositor, RBC and the Servicer may, but shall not be obligated to, execute and deliver such amendment which affects its rights, powers, duties or immunities hereunder.

Section 9.2            Assignment. This Agreement may not be assigned by the Asset Representations Reviewer except as permitted under Section 6.3.

Section 9.3            Benefit of This Agreement; Third-Party Beneficiaries. Except as provided in Section 7.2(h), this Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns. The Trust will be a third-party beneficiary of this Agreement and may enforce this Agreement against the Asset Representations Reviewer. No other Person will have any right or obligation under this Agreement.

Section 9.4           Notices. All notices hereunder, including any Review Notices to be provided to the Asset Representations Reviewer, shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section.

If to the Asset Representations Reviewer, to:

Clayton Fixed Income Services LLC
2638 S. Falkenburg Road
Riverview, FL 33578
Attn: VP, Servicing Oversight
Email: ARRNotices@clayton.com

With a copy to:

Clayton Fixed Income Services LLC
720 S. Colorado Blvd., Suite 200
Glendale, CO 80246
Attn: General Counsel
Email: legal@covius.com

If to the Depositor, to:

Golden Credit Card Limited Partnership
c/o Corporate Treasury, 14th Floor
155 Wellington Street West
Toronto, Ontario
M5V 3K7
Attention: Director, Asset Securitization
Facsimile: (416) 974-1368

With a copy to:

Golden Credit Card Limited Partnership
c/o Law Group, 12th Floor
Royal Bank Plaza, South Tower
200 Bay Street
Toronto, Ontario
M5J 2J5
Attention: Public Company Group

If to RBC or the Servicer, to:

RBC Royal Bank
c/o Corporate Treasury, 14th Floor
155 Wellington Street West
Toronto, Ontario
M5V 3K7
Attention: Director, Asset Securitization
Facsimile: (416) 974-1368

If to the Issuer Trustee, to:

Computershare Trust Company of Canada
100 University Avenue, 8th Floor
Toronto, Ontario
M5J 2Y1
Attention: [_____]
Facsimile: [_____]

Section 9.5            GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 9.6           Submission to Jurisdiction. Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding has been brought in an inconvenient forum.

Section 9.7           WAIVER OF JURY TRIAL. Each party irrevocably waives, to the fullest extent permitted by law, THE right to trial by jury in legal proceedingS relating to this agreement.

Section 9.8           Relationship of the Parties. The Asset Representations Reviewer is an independent contractor and the Asset Representations Reviewer does not hold itself out as an agent of any other party hereto. Nothing herein contained shall create or imply an agency relationship among Asset Representations Reviewer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

Section 9.9           Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing, signed by the party against whom such waiver or modification is sought to be enforced.

Section 9.10          Entire Agreement. This Agreement constitutes the entire agreement among the Asset Representations Reviewer, the Depositor, RBC and the Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

Section 9.11          Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 9.12         Captions. The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

Section 9.13          Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.14         Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.15         Nonpetition Covenant. To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, none of the Servicer, RBC or the Asset Representations Reviewer shall, prior to the date which is one year and one day after the date on which all principal and interest owing with respect to all outstanding Notes has been paid in full, acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any of the Depositor or the Trust, or any substantial part of its property, or ordering the winding-up or liquidation of the affairs of the Depositor or the Trust.

[Signature Pages Follow]

23

IN WITNESS WHEREOF, the Depositor, RBC, the Servicer and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDEN CREDIT CARD LIMITED PARTNERSHIP, as Depositor

By: GOLDEN CREDIT CARD GP INC., its Managing General Partner

By:
Name:
Title:

ROYAL BANK OF CANADA, as Servicer and in its individual capacity

By:
Name:
Title:

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Exhibit A

Review Procedures

PSA Section 2.04(a)	Eligible Representation	Review Materials	Tests
(iii)

No Adverse Claims. The Seller has transferred, assigned, conveyed and delivered to, and deposited with, the Custodian, as agent, nominee and bare trustee for and on behalf of the Seller all of the Seller’s present and future right, title and interest in, to and under the Account Assets free and clear of Liens. Upon the entering into of a Series Purchase Agreement, undivided ownership interests in each of the Receivables owing under the Accounts established by the Seller will have been Transferred to the related Co-Owner and, if applicable, Credit Enhancement Provider, free and clear of any Liens and adverse claims;

• PPSA Search Results • Selection Reports/Account Assignments • Lien Search Results

i)      Review the respective PPSA lien searches against Seller in applicable jurisdictions to confirm the existence of filed PPSA financing statements evidencing conveyance of the Account Assets which is an account from which a Subject Receivable arose.

ii)     Review the PPSA lien searches in applicable jurisdictions to determine if there is a lien on the Receivables. In analyzing the PPSA lien searches, the Asset Representation Reviewer will consult with the Servicer and the Sponsor, will review the Officer’s Certificate and the opinion of special counsel previously delivered and will make such assumptions, as it deems reasonable, in order to determine if the PPSA search reveals any lien.

iii)    Review the summary information to confirm that each subject Receivable is coded to reflect its designation to the Trust. If (i), (ii) and (iii) are confirmed, then Test Pass.

(iv)

All Consents Obtained. Subject to Section 3.11, all authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the Transfer of an undivided ownership interest in each receivable owing under the Accounts, have been duly obtained, effected or given and are in full force and effect;

• Bank Act (Canada) • OSFI Certificate of Status

i)      RBC has all consents, licenses, approvals and authorizations required

a.     Order OSFI Certificate of Status.

b.     Conduct an interview with the appropriate RBC employee regarding the outcome of any recent audits or reviews conducted by a Governmental Authority and confirm with RBC that no Governmental Authority has taken any action against RBC that would prevent it from executing, delivering or performing its obligations under the [Account Agreements] subject to the [Asset Selection Report], or that any such action has been resolved in a manner that would not prevent RBC from executing, delivering or performing its obligations under such [Account Agreements].

c.     Review the documents above confirm with RBC that they are valid and have not been revoked

ii)     If the above tests are confirmed, then Test Pass.

PSA Section 2.04(a)	Eligible Representation	Review Materials	Tests
(v)	Eligible Accounts. On the applicable Cut-Off Date, each Initial Account was an Eligible Account, on each Addition Cut-Off Date, each Additional Account will be an Eligible Account and is not subject to any right of set-off, right of rescission, counterclaim or other defense other than those arising out of or under applicable bankruptcy, insolvency or other similar laws affecting the rights of creditors or under the principles of equity;	• Asset Selection Reports • Form of Credit Card Agreement

i)      Review Asset Selection Report and Form of Credit Card Agreement to confirm that each Account in which a Subject Receivable arises has a normal status.

ii)     If the Asset Selection Report and Form of Credit Card Agreement indicates the Account has a normal status, the related Subject Receivable shall receive a “Test Pass” for this Test.

(v)(a)	Definition of Eligible Account – Which is in existence and is maintained and serviced by the Seller or the Servicer, including any Person delegated responsibility by the Servicer as permitted by Section 6.01(c);	• Asset Selection Reports • Month End Data Report	i) Confirm Each Account is a credit card account maintained by The Seller or Servicer. a. Confirm that the Accounts are set forth in the Asset Selection Reports. b. If confirmed, then Test Pass.
(v)(b)	Definition of Eligible Account – the Obligor of which is not identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy or insolvency proceeding;	• Asset Selection Reports

i)      Review the Asset Selection Report to confirm there were no accounts in the following status, prior to the Account addition date: written-off, charged-off, bankrupt, lost/stolen, fraud, deceased, closed, expired

ii)     If confirmed, then Test Pass.

(v)(c)	Definition of Eligible Account – under which the amounts due from Obligors are payable in Canadian Dollars;	• Asset Selection Reports	i) Review the copies of the Asset Selection Reports to confirm the Account is payable in Canadian Dollars ii) If confirmed, then Test Pass.

PSA Section 2.04(a)	Eligible Representation	Review Materials	Tests
(v)(d)	Definition of Eligible Account – for which each Obligor has provided as of the Addition Date, to the Seller or to the Servicer a billing address located in Canada as of the date of the most recent bill to such Obligor;	• Asset Selection Reports	i) Review the Asset Selection Reports to confirm the Account has a Canada Billing Address ii) If confirmed, then Test Pass.
(v)(e)	Definition of Eligible Account – In respect of which the Receivables generated therein or an interest therein have not been sold or pledged to any Person; and	• Asset Selection Reports • Copy of the Ownership Code List. • Summary information tabulating the Subject Accounts by Ownership Code	i) Review the summary information to confirm that each Subject Account is coded to reflect its designation to the Trust ii) If confirmed, then Test Pass.
(v)(f)	Definition of Eligible Account – which has not been sold or pledged to any Person;		i) Confirm (v)(e) passes, if confirmed then Test Pass
(vi)

Title and No Adverse Claims. On each Closing Date, the Seller has good and marketable title to the Account Assets (save and except for the claims of any other Co-Owner and, if applicable, Credit Enhancement Provider, under or in respect of a Series Ownership Interest) and immediately prior to any Eligible Account becoming an “Account” hereunder, the Seller will have good and marketable title to the receivables under such account, in each case free and clear of any Liens and adverse claims;

• Pooling and Servicing Agreement • Series Co-Ownership Purchase Agreements • PPSA Filings • Lien Search Report • Asset Selection Report

i)      Seller had good and marketable title to each Review Receivable, free and clear of all Liens at the time of transfer.

a.     Review the Lien Searches in applicable jurisdictions.

i.      confirm that all PPSA filings are listed on the Lien Search Report.

ii.     confirm that the debtor is listed as RBC or any of its predecessors, successors or assigns.

b.    Review the PPSA Filing Certificate, the Pooling and Servicing Agreement, and the Series Co-Ownership Purchase Agreements.

i.      Confirm that the filings were completed to the appropriate party as defined by the Agreements.

c.     If the above tests are confirmed, then Test Pass.

PSA Section 2.04(a)	Eligible Representation	Review Materials	Tests
(vii)

Registrations. Subject to Section 3.11, financing statements and all other applicable instruments or documents have been filed or registered under each applicable PPSA as may be necessary to preserve, protect and perfect the Transfers to the Co-Owner of undivided ownership interests in the Account Assets at the times and in the manner required under this Agreement; and

		• PPSA Search Results • System Report showing securitization designation code for each Account in which a Subject Receivable arises as of the System Report Date.	Servicer shall arrange for performance of a PPSA search on Seller in each applicable jurisdiction and on Depositor in each applicable jurisdiction and review the results of such searches to determine whether any lien on any Subject Receivables (other than evidencing the interest of the Depositor, the Issuer or the Indenture Trustee) exists or has existed since the Start Date. If (i) the PPSA Search Results indicate that there are PPSA filings that name each of Seller and Depositor (if applicable) as a debtor, which describe the co-ownership interest in the Receivables as part of the collateral description and (ii) a System Report indicates that the Account has been designated for inclusion in the securitization, each Subject Receivable shall receive a “Test Pass” for this Test.

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